EXHIBIT 99.1

S&W Receives $7.1 Million in Proceeds from Imperial Valley
Farmland Sale

S&W uses cash proceeds of farmland sale to retire $5.0 million of recently issued convertible debentures

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - March 18, 2015 - S&W Seed Company (Nasdaq: SANW) today announced the Company has completed the previously announced agreements to sell 759 acres of farmland in Calipatria, California, for $7.1 million. Following the repayment of the existing $2.2 million mortgage on the Calipatria farmland, the Company has utilized the remaining proceeds towards prepayment of $5.0 million of the convertible debentures recently issued in connection with the Company's acquisition of DuPont Pioneer's alfalfa seed production and research assets, reducing interest expense and potential dilution associated with the convertible debentures.

Concurrent with the farmland sale, the Company has signed an agreement with the purchaser of the Calipatria farmland for continued alfalfa seed production of the Company's proprietary alfalfa seed varieties on a contracted basis.

Mark Grewal, chief executive officer of S&W Seed Company, commented, "We continue to execute on our business strategy by focusing on our core competencies to drive value going forward. The farmland sale and grower contracting allows us to continue production of our elite S&W varieties, while at the same time reducing debt, interest expense and potential dilution, as well as working capital needs for farming. The acquisition of DuPont Pioneer's alfalfa seed production and research assets has created the largest and most diversified alfalfa seed company in the world with product capabilities that span all dormancies, providing both biotech and non-biotech capabilities, with diversified production and distribution capabilities that allow S&W to become the `go-to' alfalfa seed company for farmers around the world. We look forward to capitalizing on the opportunities we have created going forward."

The Company is in the process of finalizing the sale of an additional 30 acres of farmland in Five Points, California, which it anticipates closing in the coming months.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in the Central Valley of California. The Company's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 25 countries around the globe. Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in the Company's 10-K for the fiscal year ended June 30, 2014, and other filings made by the Company with the Securities and Exchange Commission.